As filed with the United States Securities and Exchange Commission on December 23, 2014

Registration Statement No. 33-31047
Registration Statement No. 33-50276
Registration Statement No. 333-12985
Registration Statement No. 333-63487
Registration Statement No. 333-88177

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-31047
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-50276
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-12985
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-63487
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-88177

TREDEGAR CORPORATION

(Exact name of registrant as specified in its charter)

Virginia

(State or other jurisdiction of incorporation or organization)

54-1497771

(IRS Employer Identification No.)

1100 Boulders Parkway, Richmond, Virginia 23225

(Address of principal executive offices) (Zip Code)

Tredegar Industries, Inc. 1989 Stock Option Plan
Tredegar Industries, Inc. 1992 Omnibus Stock Incentive Plan
Tredegar Industries, Inc. 1996 Incentive Plan
Amended and Restated Incentive Plan
Directors’ Stock Plan

(Full title of the plans)

A. Brent King, Esq.
Vice President, General Counsel
and Secretary
Tredegar Corporation
1100 Boulders Parkway
Richmond, Virginia  23225

(Name and address of agent for service)

804-330-1000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Deregistration of Securities

Tredegar Corporation (“Tredegar”) is filing this Post-Effective Amendment (the “Post-Effective Amendment”) to each of the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) to remove from registration and deregister any and all securities that remain unsold under such Registration Statements:

(1) Registration Statement No. 33-31047, initially filed with the Securities and Exchange Commission (the “SEC”) on September 19, 1989, registering securities issuable under the Tredegar Industries, Inc. 1989 Stock Option Plan (the “1989 Plan”);

(2) Registration Statement No. 33-50276, initially filed with the SEC on July 31, 1992, registering securities issuable under the under the Tredegar Industries, Inc. 1992 Omnibus Stock Incentive Plan (the “1992 Plan”);

(3) Registration Statement No. 333-12985, initially filed with the SEC on September 27, 1996, registering securities issuable under the Tredegar Industries, Inc. 1996 Incentive Plan (the “1996 Plan”);

(4) Registration Statement No. 333-63487, initially filed with the SEC on September 16, 1998, registering securities issuable under the Directors’ Stock Plan (the “Directors’ Plan”); and

(5) Registration Statement No. 333-88177, initially filed with the SEC on September 30, 1999,  registering securities issuable under the Amended and Restated Incentive Plan (together with the 1989 Plan, the 1992 Plan, the 1996 Plan and the Directors’ Plan, the “Plans”).

The Plans have each terminated by their terms.  No additional awards can be made under the Plans, and any unexercised awards granted under the Plans have expired. Therefore, Tredegar hereby removes from registration and deregisters any and all unissued and unsold securities previously registered pursuant the Registration Statements and terminates the Registration Statements.

1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Chesterfield, Commonwealth of Virginia, on this 23rd day of December, 2014.

TREDEGAR CORPORATION
(Registrant)

By	/s/ Nancy M. Taylor
Nancy M. Taylor
President and Chief Executive Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.

2